Exhibit 10.7

EXECUTION VERSION

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION OR EXCHANGE HEREOF HAVE NOT BEEN REGISTERED UNDER APPLICABLE LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED.

SWVL INC.

Convertible Note

Note Purchase Price:	Date of Issuance:
US$[•]	August 25, 2021

FOR VALUE RECEIVED, SWVL INC., a British Virgin Islands business company with company number 1945550 and with its registered office at Maples Corporate Services (BVI), Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands (the “Company”), hereby promises to pay to the order of [•] (the “Investor”), the principal sum of the Note Purchase Price, together with interest thereon from the Date of Issuance, which shall accrue at the Interest Rate. This Convertible Note is one of a series of Convertible Notes issued by the Company to investors with identical terms and on the same form as set forth herein (except that the Investor, Note Purchase Price and Date of Issuance may differ in each Convertible Note) (collectively, the “Series”).

1. Definitions.

(a) “Affiliate” shall mean any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the entity specified.

(b) “BCA Termination” shall mean the termination of the Business Combination Agreement in accordance with its terms.

(c) “Business Combination Agreement” shall mean the Business Combination Agreement, dated as of July 28, 2021, by and among Queen’s Gambit, the Company, Holdings, Pivotal Merger Sub Company I, a Cayman Islands exempted company with limited liability and wholly owned subsidiary of Holdings, and Pivotal Merger Sub Company II Limited, a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands and wholly owned subsidiary of Queen’s Gambit.

(d) “Business Day” shall mean any day on which the principal offices of the Commission (as defined herein) in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, NY, the Cayman Islands or the British Virgin Islands; provided, that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations at the direction of any Governmental Authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

(e) “control” (including the terms “controlling,” “controlled by” and “under common control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

(f) “Commission” shall mean the U.S. Securities and Exchange Commission.

(g) “Company Common Shares” shall mean the Company’s common shares.

(h) “Company Merger” shall have the meaning given to such term in the Business Combination Agreement.

(i) “Company Merger Effective Time” shall have the meaning given to such term in the Business Combination Agreement.

(j) “Company Conversion Shares” shall mean:

(i) with respect to a conversion pursuant to Section 3.2, Company Equity Securities issued in such Qualified Equity Financing; provided, that, if multiple classes and/or series of Company Equity Securities are issued in such Qualified Equity Financing, the Majority in Interest shall elect which class and series of such Company Equity Securities shall constitute Company Conversion Shares for purposes hereof;

(ii) with respect to a conversion pursuant to Section 3.3, shares of Company Preferred Shares; and

(iii) with respect to a conversion pursuant to Section 3.4, shares of Company Common Shares.

(k) “Company Equity Securities” shall mean the Company Common Shares or Company Preferred Shares or any securities conferring the right to purchase the Company Common Shares or Company Preferred Shares or securities convertible into, or exchangeable for (with or without additional consideration), the Company Common Shares or Company Preferred Shares, except any security granted, issued and/or sold by the Company to any director, officer, employee or consultant of the Company in such capacity for the primary purpose of soliciting or retaining their services.

(l) “Company Preferred Shares” shall mean the Company’s preferred shares.

(m) “Conversion Price” shall equal:

(i) with respect to a conversion pursuant to Section 3.2, the lower of (A) the product of (1) one minus the Discount and (2) the price paid per share for Company Preferred Shares by the investors in the Qualified Equity Financing or (B) the quotient resulting from dividing (1) the Valuation Cap by (2) the Fully-Diluted Capitalization immediately prior to the closing of the Qualified Equity Financing;

(ii) with respect to a conversion pursuant to Section 3.3, the quotient resulting from dividing (1) the Maturity Conversion Cap by (2) the Fully-Diluted Capitalization immediately prior to the Maturity Date; and

(iii) with respect to a conversion pursuant to Section 3.4, the quotient resulting from dividing (A) the Valuation Cap by (B) the Fully-Diluted Capitalization immediately prior to the conversion.

(n) “Convertible Note” or “Convertible Notes” shall mean the instruments issued by the Company to Holders in the form hereof.

(o) “Corporate Transaction” shall mean (a) a merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the shares of (1) the surviving or resulting company; or (2) if the surviving or resulting company is a wholly owned subsidiary of another company immediately following such merger or consolidation, the parent company of such surviving or resulting corporation; (b) (1) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole or (2) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company; or (c) the consummation of any Other SPAC Transaction (other than, in the case of each of the foregoing clauses (a) through (c), the transactions contemplated by the Business Combination Agreement); provided, however, that a transaction shall not constitute a Corporate Transaction if its sole purpose is to change the jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company Equity Securities immediately prior to such transaction. Notwithstanding the prior sentence, the sale of shares of securities in a bona fide financing transaction (including a Qualified Equity Financing) shall not be deemed a “Corporate Transaction”.

(p) “De-SPAC Completion Exchange Price” shall mean US$8.50.

(q) “Discount” means, as of the applicable date of determination, the corresponding rate set forth in the table below:

Date of Determination	Applicable Discount
On and after the Date of Issuance, through, but not including, September 5, 2021:	20%
On and after September 5, 2021, through, but not including, March 5, 2022:	30%
On and after March 5, 2022, through, but not including, September 5, 2022:	35%

(r) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(s) “Existing Subscription Agreements” shall mean, collectively, the Subscription Agreements, dated as of July 28, 2021, by and among Queen’s Gambit, Holdings, the Company and the subscribers party thereto.

(t) “Fully-Diluted Capitalization” shall mean the number of Company Common Shares then outstanding, assuming (a) the exercise and conversion of all outstanding vested or unvested options, warrants and other rights to acquire shares in the Company’s share capital (other than the Convertible Notes); (b) the conversion of all shares of outstanding Company Preferred Shares, if any; and, (c) solely in connection with a conversion pursuant to Sections 3.2, 3.3 and 3.4 (solely in the case of an IPO), the issuance of all shares of Company Common Shares reserved but unissued under the Company’s equity incentive plan (including any plan created or increased in connection with such transaction).

(u) “Governmental Authority” means any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

(v) “Holder” shall mean a member of the Note Group that holds a Convertible Note (including, without limitation, the Investor, for so long as the Investor holds this Convertible Note).

(w) “Holdings” shall mean Pivotal Holdings Corp, a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands.

(x) “Holdings Common Shares A” shall mean Class A ordinary shares, par value US$0.0001 per share, of Holdings.

(y) “Interest Rate” shall mean (i) from the Date of Issuance until the date of a BCA Termination, a rate of 0% per annum and (ii) at any time thereafter, and in respect of all amounts raised by the Company in the Series, a rate of 6.5% per annum.

(z) “IPO” shall mean an underwritten initial public offering of Company Common Shares on a recognized public exchange or marketplace.

(aa) “Law” means any law, directive, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

(bb) “Majority in Interest” shall mean members of the Note Group holding a majority in interest of the aggregate Note Purchase Prices of all Convertible Notes in the Series.

(cc) “Maturity Conversion Cap” shall mean $226,000,000.

(dd) “Maturity Date” shall mean September 5, 2022.

(ee) “Note Group” shall mean the holders of all Convertible Notes in the Series, collectively.

(ff) “Other SPAC Transaction” shall mean any merger or consolidation with a special purpose acquisition company or its subsidiary in which (i) (A) the Company is a constituent party or (B) a subsidiary of the Company is a constituent party, and (ii) the shares of the surviving or resulting corporation is listed for trading on a public exchange or marketplace, in each case other than the transactions contemplated by the Business Combination Agreement.

(gg) “Qualified Equity Financing” shall mean the next bona fide, arms-length sale or issuance (or series of related sales or issuances) by the Company of Company Preferred Shares following the date hereof (which may involve one or more closings pursuant to the same purchase agreement) from which the Company receives gross proceeds of not less than $50,000,000 (excluding the aggregate amount of securities converted into Company Preferred Shares in connection with such sale or issuance (or series of related sales or issuances)).

(hh) “Queen’s Gambit” shall mean Queen’s Gambit Growth Capital, a Cayman Islands exempted company with limited liability.

(ii) “Securities Act” shall mean the Securities Act of 1933, as amended.

(jj) “Subscription Agreement” shall mean the Subscription Agreement, dated as of July 28, 2021, by and among Queen’s Gambit, Holdings, the Company and the Investor.

(kk) “Transfer” shall mean any direct or indirect transfer, redemption, disposition or monetization in any manner whatsoever, including, without limitation, through any derivative transactions.

(ll) “Valuation Cap” shall mean $350,000,000.

(mm) a company is a “subsidiary” of another company if that other company alone, or pursuant to an agreement with other members, controls such company, or if it is a subsidiary of a company that is itself a subsidiary of that other company. Any reference to subsidiaries of the Company in this Convertible Note shall apply to the extent the Company has any subsidiary at the time when the relevant provision is applicable.

2. Exchange of the Convertible Note.

2.1 Exchange. Concurrently with the consummation of the Company Merger at the Company Merger Effective Time (such date, the “Closing Date”), this Convertible Note shall be automatically exchanged (the “De-SPAC Completion Exchange” and the closing thereof, the “Closing”) for the number of Holdings Common Shares A equal to the quotient of (a) the Note Purchase Price divided by (b) the De-SPAC Completion Exchange Price (such shares, the “Acquired Shares”). Not less than three (3) Business Days prior to the anticipated Closing Date (the “Expected Closing Date”), Holdings shall provide written notice to the Investor (the “Closing Notice”) specifying the Expected Closing Date.

2.2 Closing Procedures.

(a) The Investor shall deliver to Holdings any information that is reasonably requested in the Closing Notice that is required in order to enable Holdings to issue the Acquired Shares, including, without limitation, (i) a certification that the Investor is a “qualified institutional buyer” (as defined in Rule 144A promulgated under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) of the Securities Act), substantially in the form of Schedule A to the Subscription Agreement, (ii) the legal name of the person (or nominee) in whose name such Acquired Shares are to be issued and (iii) a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8; and

(b) Holdings shall deliver to the Investor (i) at or as promptly as practicable after the Closing, the Acquired Shares in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under applicable securities laws), in the name of the Investor (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Investor, as applicable, and (ii) as promptly as practicable after the Closing, a copy of the records of, or correspondence from, Holdings’ transfer agent reflecting the Investor as the owner of the Acquired Shares on and as of the Closing Date. Each book entry for the Acquired Shares shall contain a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

(c) Prior to or upon the De-SPAC Completion Exchange, the Investor shall execute and deliver such additional documents and take such additional actions as Holdings reasonably may deem to be practical and necessary in order to consummate the De-SPAC Completion Exchange as contemplated by this Convertible Note, including the filing of any notices under U.S. federal and state securities laws.

(d) Unless and until a BCA Termination shall have occurred, this Convertible Note shall remain automatically exchangeable in accordance with this Article 2 concurrently with the consummation of the Company Merger.

(e) The parties hereto agree and acknowledge that the Investor shall have no rights in or with respect to any class of Holdings stock unless and until Holdings delivers to the Investor the Acquired Shares pursuant to Section 2.2(b).

3. Conversion of the Convertible Note.

3.1 Effectiveness of Section. Notwithstanding anything herein to the contrary, the terms of this Section 3 shall become effective solely upon a BCA Termination, and prior to such time shall have no force or effect.

3.2 Qualified Equity Financing Conversion. Unless earlier repaid or converted pursuant to the terms hereof, upon the closing of a Qualified Equity Financing, this Convertible Note will be automatically converted into that number of Company Conversion Shares equal to the quotient obtained by dividing the Note Purchase Price and unpaid accrued interest on this Convertible Note by the Conversion Price. At least five days prior to the closing of the Qualified Equity Financing, the Company shall notify the Investor in writing of the terms under which the Company Equity Securities will be sold in such financing. The issuance of the Company Conversion Shares pursuant to the conversion of this Convertible Note shall be upon and subject to the same terms and conditions applicable to the Company Equity Securities sold in the Qualified Equity Financing and the Holder shall become a party to the definitive financing agreements for such Qualified Equity Financing; provided that certain shareholder rights in connection with such Qualified Equity Financing may be contingent upon minimum shareholdings.

3.3 Maturity Conversion. Unless earlier repaid or converted pursuant to the terms hereof, the outstanding principal and unpaid accrued interest of this Convertible Note, shall be automatically converted into Company Conversion Shares upon the Maturity Date. The number of Company Conversion Shares to be issued upon conversion shall be equal to the quotient obtained by dividing the Note Purchase Price and unpaid accrued interest due on a Convertible Note by the Conversion Price. The issuance of Company Conversion Shares pursuant to the conversion of this Convertible Note shall be upon and subject to the same terms and conditions applicable to the Company Equity Securities issued in the most recent equity financing of the Company preceding the Maturity Date and the Holder shall become a party to the definitive financing agreements for such financing; provided that certain shareholder rights may be contingent upon minimum shareholdings.

3.4 Liquidity Conversion. Unless earlier repaid or converted pursuant to the terms hereof, immediately prior to a Corporate Transaction, IPO or Other SPAC Transaction, this Convertible Note shall be converted into that number of Company Conversion Shares equal to the quotient obtained by dividing the Note Purchase Price and unpaid accrued interest on this Convertible Note by the Conversion Price. At least five days prior to the closing of the Corporate Transaction, IPO or Other SPAC Transaction, the Company shall notify the Investor in writing of the terms of the Corporate Transaction, IPO or Other SPAC Transaction.

3.5 No Fractional Shares. Upon the conversion of this Convertible Note into Company Conversion Shares, in lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay the Holder cash equal to such fraction multiplied by the Conversion Price.

3.6 Mechanics of Conversion. Conversion of this Convertible Note may be made contingent upon the closing of the Qualified Equity Financing, Corporate Transaction, IPO or Other SPAC Transaction.

3.7 Interest Accrual. If a Qualified Equity Financing, conversion in accordance with Section 3.3, Corporate Transaction or IPO is consummated, all interest on this Convertible Note shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the signing of the definitive agreement for the Qualified Equity Financing, conversion in accordance with Section 3.3, Corporate Transaction or IPO.

3.8 Shareholder Agreements Upon Conversion. Upon conversion of this Convertible Note pursuant to this Section 3, the Investor and the Company shall enter into one or more agreements containing pre-emptive rights, tag-along rights, information rights (providing for the information set forth in Section 3.9 below), board observer rights and such other rights as are customary for a transaction of this type and size.

3.9 Financial Statements and Other Information. From and after a BCA Termination and until this Convertible Note is repaid in full or is otherwise terminated, the Company covenants and agrees that the Company will furnish to the Investor:

(a) No less than thirty (30) days before the start of the Company’s fiscal year, the Company’s annual budget and operating plan;

(b) Within sixty (60) days of the end of each of the first three fiscal quarters of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its subsidiaries and the related unaudited consolidated statements of operations and cash flows of the Company and its subsidiaries;

(c) Within one hundred twenty (120) days after the end of each fiscal year of the Company, the audited consolidated balance sheet of the Company and its subsidiaries and the related audited consolidated statements of operations and cash flows of the Company its subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year;

(d) Within fifteen (15) days after the end of each month, a management accounting of profit and loss and key performance indicators of the Company;

(e) Prompt written notice of any material administrative or judicial action or proceeding instituted (or threatened to be instituted) by a Governmental Authority or private party against the Company or any of its subsidiaries and quarterly updates thereafter within thirty (30) days after the end of each fiscal quarter of each fiscal year of the Company;

(f) Minutes of meetings of the board of directors of the Company (the “Company Board”) and/or shareholders of the Company and actions taken by written consent of the Company Board and/or shareholders of the Company within thirty (30) days of such meeting or written consent, as applicable;

(g) All notices, reports and other information delivered to the Company’s shareholders promptly following delivery to such shareholders; and

(h) Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any of its subsidiaries, or compliance with the terms of this Convertible Note, as the Investor may reasonably request.

4. Representations and Warranties of Holdings. Holdings represents and warrants that the representations and warranties of Holdings set forth in Section 3 of the Subscription Agreement are, as of the date hereof and applied mutatis mutandis to this Convertible Note and the Acquired Shares, true and correct.

5. Representations and Warranties of the Investor. The Investor represents and warrants that:

5.1 The representations and warranties of the Investor set forth in Section 5 of the Subscription Agreement are, as of the date hereof and applied mutatis mutandis to the issuance and terms of this Convertible Note and to the Acquired Shares, true and correct.

5.2 The Investor understands that this Convertible Note is being sold in a transaction not involving any public offering within the meaning of the Securities Act and that this Convertible Note has not been registered under the Securities Act or any other securities laws of the United States or any other jurisdiction. The Investor understands that this Convertible Note may not be resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 promulgated under the Securities Act, absent a change in law, receipt of regulatory no-action relief or an exemption, provided that all of the applicable conditions thereof have been met, or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act. The Investor further understands and agrees that this Convertible Note is subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily resell this Convertible Note and may be required to bear the financial risk of an investment in this Convertible Note for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or Transfer of any of this Convertible Note.

6. Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Investor that:

6.1 Organization, Good Standing and Qualification. The Company is a company duly organized, validly existing, and in good standing under the laws of the British Virgin Islands and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. Each subsidiary of the Company is validly incorporated, in existence and duly registered under the jurisdiction of operation of each subsidiary.

6.2 Authorization. Except for the authorization and issuance of the Company Conversion Shares issuable in connection with the Qualified Equity Financing, a Corporate Transaction, an IPO, an Other SPAC Transaction or on the Maturity Date, all corporate action has been taken on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Convertible Note. The Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Convertible Note the valid and enforceable obligations they purport to be, and this Convertible Note, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar Laws relating to or affecting the enforcement of creditors’ rights and (ii) Laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Prior to any conversion event pursuant to Section 3, the Company shall authorize sufficient shares of Company Preferred Shares and/or Company Common Shares, as applicable, to allow for conversion of the Convertible Notes as described above and the issuance of any Company Common Shares in which such shares of Company Preferred Shares may be convertible.

6.3 Compliance with Other Instruments. The execution, delivery and performance of this Convertible Note, and the consummation of the transactions contemplated hereby, will not constitute or result in a default, violation, conflict or breach in any material respect of any provision of the Company’s current constitutional documents or bylaws, or in any material respect of any instrument, judgment, order, writ, decree, privacy policy or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any Law applicable to the Company.

6.4 Valid Issuance of Shares. The Company Conversion Shares, when issued, sold and delivered upon conversion of this Convertible Note pursuant to Section 3, will be duly authorized and validly issued, fully paid and nonassessable, will be free of restrictions on transfer other than restrictions on transfer set forth herein and pursuant to applicable Laws and, based in part upon the representations and warranties of the Investor herein, will be issued in compliance with all applicable securities Laws.

6.5 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or threatened against the Company or any of its properties or any of its officers or managers (in their capacities as such). There is no judgment, decree or order against the Company, or, to the knowledge of the Company, any of its directors or managers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Convertible Note, or that would reasonably be expected to have a material adverse effect on the Company.

6.6 Capitalization of the Company. As of the date hereof, the authorized share capital of the Company is divided into 5,555 Class A Shares, 7,756 Class B Shares, 8,186 Class C Shares, 14,799 Class D Shares, 6,970 Class D-1 Shares, 15,000 Common Shares A and 3,936 Common Shares B.

6.7 No Other Agreements. As of the date hereof, the Company has not entered into any side letter or similar agreement with any other investor in connection with any such investor’s direct or indirect investment in the Convertible Notes in the Series other than (i) the Existing Subscription Agreements and (ii) the other Convertible Notes. As of the date hereof, each of the Convertible Notes in the Series reflects the same De-SPAC Completion Exchange Price and, except as described in the preamble hereto, economic and other terms (other than the Note Purchase Price) that are identical to the terms of this Convertible Note. As of the date hereof, the aggregate face value of the Convertible Notes in the Series is US$35,500,000.

7. Registration Rights for Acquired Shares.

7.1 Holdings agrees that, within thirty (30) calendar days after the Closing, Holdings will use its commercially reasonable efforts to file with the Commission (at Holdings’ sole cost and expense) a registration statement registering the resale of the Acquired Shares (the “Registration Statement”), and to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earliest of (i) the 90th calendar day (or 135th calendar day if the Commission notifies Holdings that it will “review” the Registration Statement) following the Closing and (ii) the 10th Business Day after the date Holdings is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effective Date”); provided, however, that Holdings’ obligations to include the Acquired Shares in the Registration Statement are contingent upon the Investor furnishing in writing to Holdings such information regarding the Investor, the securities of Holdings held by the Investor and the intended method of disposition of the Acquired Shares as shall be reasonably requested by Holdings to effect the registration of the Acquired Shares, and the Investor shall execute such documents in connection with such registration as Holdings may reasonably request that are customary of a selling stockholder in similar situations, including providing that Holdings shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. Holdings shall provide a draft of the Registration Statement to the Investor at least two (2) Business Days in advance of its anticipated initial filing date; provided that the Investor agrees to keep confidential the receipt of such Registration Statement and the information contained therein until filed with the Commission. Notwithstanding the foregoing, if the Commission prevents Holdings from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Acquired Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Acquired Shares which is equal to the maximum number of Acquired Shares as is permitted by the Commission. In such event, the number of Acquired Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. Upon notification by the Commission that the Registration Statement has been declared effective by the Commission, within two (2) Business Days thereafter, Holdings shall file the final prospectus under Rule 424 of the Securities Act. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless requested by the Commission.

7.2 At its expense Holdings shall:

(a) except for such times as Holdings is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under applicable securities laws which Holdings determines to obtain, continuously effective with respect to the Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earliest of the following: (1) the Investor ceases to hold any Acquired Shares or (2) the date all Acquired Shares held by the Investor may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 promulgated under the Securities Act and without the requirement for Holdings to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable, and three (3) years from the Effective Date of the Registration Statement.

(b) advise the Investor within two (2) Business Days:

(i) when a Registration Statement or any amendment thereto has become effective;

(ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(iii) of the receipt by Holdings of any notification with respect to the suspension of the qualification of the Acquired Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(iv) subject to the applicable provisions of this Convertible Note, of the occurrence of any event that requires the making of any changes in the Registration Statement or prospectus so that, as of such date, the Registration Statement or prospectus does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, Holdings shall not, when so advising the Investor of such events, provide the Investor with any material, nonpublic information regarding Holdings other than to the extent that providing notice to the Investor of the occurrence of the events listed in (i) through (iv) above constitutes material, nonpublic information regarding Holdings;

(c) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as reasonably practicable;

(d) upon the occurrence of any event contemplated above, except for such times as Holdings is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Holdings shall use its commercially reasonable efforts to, as soon as reasonably practicable, prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Acquired Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(e) use its commercially reasonable efforts to cause all Acquired Shares to be listed on each securities exchange or market, if any, on which Holdings Common Shares A issued by Holdings have been listed;

(f) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Acquired Shares contemplated hereby; and

(g) if requested by the Investor, remove the restrictive legend described in Section 2.2(b) (or instruct its transfer agent to so remove such legend) from the Acquired Shares if (1) the Registration Statement is and continues to be effective under the Securities Act, (2) such Acquired Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an affiliate of Holdings and subject to all applicable requirements of Rule 144 being met), or (3) such Acquired Shares are eligible for sale under Rule 144, without the requirement for Holdings to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Acquired Shares and without volume or manner-of-sale restrictions; provided that the Investor shall have timely provided customary representations and other documentation reasonably acceptable to Holdings, its counsel and/or its transfer agent in connection therewith (the “Representations”). Any fees (with respect to the transfer agent, Holdings’ counsel or otherwise) associated with the issuance of any legal opinion required by Holdings’ transfer agent or the removal of such legend shall be borne by Holdings. If a legend is no longer required pursuant to the foregoing, Holdings will, no later than five (5) Business Days following the delivery by the Investor to Holdings or the transfer agent (with notice to Holdings) of the Representations, remove the restrictive legend related to the book entry account holding the Acquired Shares and make a new, unlegended book entry for the Acquired Shares.

7.3 Notwithstanding anything to the contrary in this Convertible Note, Holdings shall be entitled to delay or postpone the filing and/or effectiveness of the Registration Statement, and from time to time to require the Investor not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by Holdings or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event that Holdings’ board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by Holdings in the Registration Statement of material information that (x) Holdings has a bona fide business purpose for keeping confidential or (y) cannot be immediately provided, and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Holdings’ board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that

Holdings may not delay or suspend the Registration Statement on more than two (2) occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt by the Investor of any written notice from Holdings of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus), not misleading, the Investor agrees that (i) it will immediately discontinue offers and sales of the Acquired Shares under the Registration Statement until the Investor receives copies of a supplemental or amended prospectus (which Holdings agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Holdings that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Holdings unless the disclosure of which is otherwise required by law or subpoena (in which case the Investor shall use commercially reasonable efforts to give advance written notice to Holdings of any such disclosure). If so directed by Holdings, the Investor will deliver to Holdings or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Acquired Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Acquired Shares shall not apply (1) to the extent the Investor is required to retain a copy of such prospectus (x) in order to comply with applicable legal, regulatory, self-regulatory or fiduciary requirements or (y) in accordance with a bona fide pre-existing document retention policy or (2) to copies stored electronically on archival servers as a result of automatic data back-up.

7.4 The Investor may deliver written notice (an “Opt-Out Notice”) to Holdings requesting that the Investor not receive notices from Holdings otherwise required by this Section 7; provided, however, that the Investor may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Investor (unless subsequently revoked), (i) Holdings shall not deliver any such notices to the Investor and the Investor shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Investor’s intended use of an effective Registration Statement, the Investor will notify Holdings in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 7.4) and the related suspension period remains in effect, Holdings will so notify the Investor, within one (1) Business Day of the Investor’s notification to Holdings, by delivering to the Investor a copy of such previous notice of Suspension Event, and thereafter will provide the Investor with the related notice of the conclusion of such Suspension Event immediately upon its availability.

7.5 Holdings shall, notwithstanding any termination of this Convertible Note, indemnify, defend and hold harmless, to the extent permitted by law, the Investor (to the extent a seller under the Registration Statement), the officers, directors and agents of the Investor, and each person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all out-of-pocket losses, claims, damages, liabilities, costs (including, without limitation, reasonable and documented attorneys’ fees incurred in connection with defending any of the foregoing) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Investor furnished in writing to Holdings by the Investor expressly for use therein or the Investor has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder; provided, however, that the indemnification contained in this Section 7.5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Holdings. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Acquired Shares by the Investor.

7.6 The Investor shall indemnify and hold harmless, to the extent permitted by law, Holdings, its directors, officers, agents and employees, and each person who controls Holdings (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, (i) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or (ii) arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, with respect to (i) and/or (ii), to the extent, but only to the extent, that such untrue or alleged untrue statements or omissions or alleged omissions are based upon information regarding the Investor furnished in writing to Holdings by the Investor expressly for use therein; provided, however, that the indemnification contained in this Section 7.6 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Investor. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Acquired Shares giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Acquired Shares by the Investor.

7.7 Any person entitled to indemnification hereunder shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

8. Miscellaneous.

8.1 Payment. Unless otherwise agreed by the Company and the Investor, all payments, if any, shall be made in lawful money of the United States of America. Payment shall be credited first to Costs (as defined below), if any, then to accrued interest due and payable and any remainder applied to principal. This Convertible Note shall not be prepayable prior to the BCA Termination; thereafter, prepayment of principal, together with accrued interest, may not be made without the prior written consent of the Majority in Interest. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

8.2 Costs, Expenses; Indemnity. The Company hereby agrees, subject only to any limitation imposed by applicable Law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the Holder in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by declaration or otherwise (“Costs”). The Company agrees that any delay on the part of the Holder in exercising any rights hereunder will not operate as a waiver of such rights. The Holder shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the party or parties waiving such rights or remedies. If any action at law or in equity is necessary to enforce or interpret the terms of this Convertible Note, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. The Company shall indemnify and hold the Investor harmless from any loss, cost, liability and legal or other expense, including attorneys’ fees of the Investor’s counsel, which the Investor may directly or indirectly suffer or incur by reason of the failure of the Company to perform any of its obligations under this Convertible Note or any agreement executed in connection herewith; provided, however, that the indemnity agreement contained in this Section 8.2 shall not apply to liabilities which the Investor may directly or indirectly suffer or incur by reason of the Investor’s own gross negligence or willful misconduct.

8.3 Security. This Convertible Note is a general unsecured obligation of the Company.

8.4 Successors and Assigns. The terms and conditions of this Convertible Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however that the Company may not assign its obligations under this Convertible Note without the prior written consent of the Investor.

8.5 Governing Law.

(a) This Convertible Note, and any claim or cause of action hereunder based upon, arising out of or related hereto (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Convertible Note, shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

(b) Notwithstanding the foregoing Section 8.5(a), from and after a BCA Termination, this Convertible Note and any disputes or claims arising out of or in connection with its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of England and Wales.

8.6 Dispute Resolution.

(a) THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS CONVERTIBLE NOTE AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS CONVERTIBLE NOTE MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED HEREIN OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS CONVERTIBLE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CONVERTIBLE NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS CONVERTIBLE NOTE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR

OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS CONVERTIBLE NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.6.

(b) Notwithstanding the foregoing Section 8.6(a), from and after a BCA Termination, any dispute or claim that arises out of or in connection with this Convertible Note or its subject matter or formation (including non-contractual disputes or claims) shall be finally settled in accordance with the rules of the Dubai International Financial Centre — London Court of International Arbitration (“DIFC-LCIA”) (which rules are deemed incorporated by reference in this Convertible Note). The arbitration shall be conducted by an arbitration tribunal consisting of one arbitrator appointed in accordance with the rules of the DIFC-LCIA. The arbitration shall take place in the English language and the seat shall be the DIFC-LCIA Arbitration Centre in the Dubai International Financial Centre, in Dubai, United Arab Emirates. Judgment for any award rendered may be entered in any court having jurisdiction or an application may be made to such court for a judicial recognition of the award or an order of enforcement thereof, as the case may be. Nothing in this Section shall preclude any party from seeking provisional measures to secure its rights from any court having jurisdiction or where any assets of the other party may be found. The arbitration proceedings contemplated by this Section and the content of any award rendered in connection with such proceeding shall be kept confidential by the parties.

8.7 Financing Agreements. The Investor understands and agrees that the conversion of the Convertible Note into Company Conversion Shares may require the Investor’s execution of certain agreements relating to the purchase and sale of such securities as well as shareholders agreement, subscription agreement, registration, co-sale, rights of first refusal, rights of first offer and voting rights, if any, relating to such securities. The Investor agrees to execute all such agreements in connection with the conversion.

8.8 Severability. If one or more provisions of this Convertible Note are held to be unenforceable under applicable Law, such provision shall be excluded from this Convertible Note and the balance of the Convertible Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.9 Acknowledgement. For the avoidance of doubt, it is acknowledged that the Investor shall be entitled to the benefit of all adjustments in the number of shares of Company Common Shares issuable upon conversion of the Company Preferred Shares or as a result of any splits, recapitalizations, combinations or other similar transaction affecting the Company Common Shares or Company Preferred Shares underlying the Company Conversion Shares that occur prior to the conversion of the Convertible Note pursuant to Section 3. In addition, each party acknowledges that it: (i) has read this Convertible Note; (ii) has been represented in the preparation, negotiation, and execution of this Convertible Note by legal counsel of its own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Convertible Note; and (iv) is fully aware of the legal and binding effect of this Convertible Note.

8.10 Further Assurance. From time to time, the Company shall execute and deliver to the Investor such additional documents and shall provide such additional information to the Investor as the Investor may reasonably require to carry out the terms of this Convertible Note and to be informed of the financial and business conditions and prospects of the Company. The Investor agrees and covenants that at any time and from time to time the Investor will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Convertible Note and to comply with applicable Laws or other regulatory approvals.

8.11 Transfer of a Convertible Note.

(a) Notwithstanding anything to the contrary in this Convertible Note, but subject to Section 8.11(b), the Investor may not, without the prior consent of the Company, transfer or assign all or any portion of its rights under this Convertible Note other than to its controlled Affiliates or any fund or account managed by the same investment manager as the Investor; provided, that such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Convertible Note and makes the representations and warranties in Section 5. In the event of such a transfer or assignment, the Investor shall immediately provide the Investor with the information set forth in Schedule B of the Subscription Agreement with respect to any such transfer or assignment.

(b) Notwithstanding the foregoing, from and after a BCA Termination, this Convertible Note and all rights hereunder shall not be transferable in whole or in part by the Investor without prior written notice to the Company; provided that, the Investor may transfer this Convertible Note to its Affiliates so long as any such Affiliate(s) can make the representations set forth in Section 5 above.

8.12 Entire Agreement: Amendments and Waivers; Termination.

(a) The Subscription Agreement and this Convertible Note constitutes the full and entire understanding and agreement between the Company and the Holder with regard to the subjects hereof.

(b) The Company’s agreements with each Holder are separate agreements, and the sales of the Convertible Notes to each Holder are separate sales. Nonetheless, from and after a BCA Termination, any term of the Convertible Notes in the Series may be amended and the observance of any term of this Convertible Note in the Series may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Majority in Interest; provided, however, that Sections 3.4, 8.4 and 8.12 may not be amended or waived without the written consent of the Investor; provided further that if any such amendment or waiver would reasonably be expected to have a material and adverse effect upon any Holder that is disproportionate to the material and adverse effect of such amendment or waiver on the other Holders, then such amendment or waiver shall also require the written consent of such disproportionately affected Holder. Any waiver or amendment effected in accordance with this Section 8.12 shall be binding upon the Company and each current and future member of the Note Group.

(c) Other than as specified herein, this Convertible Note shall terminate following the earlier of its repayment, exchange for Holdings Common Shares A upon a De-SPAC Completion Exchange or conversion, in each case in accordance with the terms hereof; provided that Section 4, Section 5, Section 6, Section 7, Section 8.2, Section 8.4-8.6, Section 8.8, Section 8.10, Section 8.16 (solely with respect to Section 11(k) of the Subscription Agreement) and Section 8.17 shall survive any termination of this Convertible Note pursuant to a De-SPAC Completion Exchange.

8.13 Exculpation Among Holders. Each Holder acknowledges that it is not relying upon any person, firm, corporation or shareholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company. Each Holder agrees that no other Holder nor the respective controlling persons, officers, directors, partners, agents, shareholders or employees of any other Holder shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase and sale of the Convertible Notes.

8.14 Equity Instrument. Notwithstanding anything herein or in any other agreement to the contrary, this Convertible Note shall be treated as equity in the Company for tax purposes and the tax treatment and fair market value thereof shall be determined by the Investor, and such determination shall be binding on the parties for all tax reporting purposes.

8.15 Counterparts: Manner of Delivery. This Convertible Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.16 Incorporation. The provisions of Section 11(b), Section 11(e), Section 11(k), Section 11(m) and Section 11(o) of the Subscription Agreement shall apply, mutatis mutandis, to this Convertible Note.

8.17 Expenses. Each of the Company, Holdings and the Investor shall each bear its respective expenses and legal fees incurred with respect to the negotiation, execution and delivery of this Convertible Note and the transactions contemplated herein; provided, however, that Holdings shall reimburse the Investor for its attorneys’ fees incurred in connection with the transactions contemplated by this Convertible Note prior to a BCA Termination.

8.18 Use of Proceeds. The Company shall use and deploy the Note Purchase Price (and the Note Purchase Price from the sale of the other Convertible Notes in the Series) for general corporate purposes, including, but not limited to, funding for acquisitions and other business opportunities.

8.19 Bank Account. The Note Purchase Price shall be paid by the Investor on or prior to the date hereof by wire transfer to the bank account set forth below:

[Omitted]

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Company, Holdings and the Investor has caused this Convertible Note to be executed by its duly authorized representative as of the date first written above.

SWVL INC.,

By:
Name: Mostafa Kandil
Title: Chief Executive Officer

PIVOTAL HOLDINGS CORP,

By:
Name: Mostafa Kandil
Title: Director

[Signature Page to Convertible Note]

[INVESTOR],

By:
Name:
Title:

[Signature Page to Convertible Note]